PENNS WOODS BANCORP, INC.
Corporate Headquarters
     115 South Main Street
Jersey Shore, PA   17740

Theodore H. Reich
 President
and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 1998


To Our Shareholders:

 Notice is hereby given that the Annual Meeting of holders of common stock of Penns Woods Bancorp, Inc., (the "Corporation") will be held at the Williamsport Branch Office of Jersey Shore State Bank (the "Bank"),
     300 Market Street, Williamsport, PA 17703-0967, on April 29, 1998, at 1:00 P.M. , for the following purposes:

 1 To elect two (2) Class 1 Directors, to serve for a three-year term that will expire in 2001, and until their successors are elected and qualied.
               2 To vote on a proposal to approve a Stock Option Plan that authorizes a Committee of the Board of Directors to grant options for the purchase of up to 100,000 shares of Penns Woods' Common Stock, within five years, which constituties approximately 3.90% of Penns Woods' presently outstanding shares of Common Stock.

 3 To ratify the appointment by the Corporation's Board of Directors
of Parente, Randolph, Orlando,   Carey & Associates of Williamsport,
Pennsylvania, Certified Public Accountants, as the independent auditors for the Corporation for the year ending December 31, 1998; and

               4 To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

   Holders of record at the close of business on March 10, 1998, shall be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the Annual Meeting, each shareholder is entitled to one vote for each share of common stock, $10.00 par value, of the Corporation registered in the shareholder's name on the record date.
    A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted by (1) giving written notice of revocation to Sonya E. Hartranft, Secretary, Penns Woods Bancorp, Inc., 300 Market Street, PO Box
967, Williamsport, PA    17703-0967, (2) executing a later-dated Proxy and
giving written notice thereof to the Secretary of the Corporation or (3) voting in person after giving written notice to the Secretary of the Corporation.
    All Proxies properly executed and not revoked will be voted as specified.

    A copy of the Corporation's Annual Report and Form 10-K for the fiscal year ended December 31, 1997 is being mailed with this Notice. The Annual Report should not be regarded as Proxy solicitation materials.

    You are urged to mark, sign, date and promptly return your Proxy in the enclosed postage-paid envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional Proxy solicitation.
   You are cordially invited to attend the Annual Meeting. The giving of such Proxy does not affect your right to vote in person at the Annual Meeting, if you give written notice to the Secretary of the Corporation of your intention to vote at the Annual Meeting.


By Order of the Board of Directors,


Theodore H. Reich
President and
Chief Executive Officer

Dated:   March 26, 1998

PENNS WOODS BANCORP, INC.

     115 South Main Street, Jersey Shore,  17740


PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 1998


Introduction, Date, Time and Place of Annual Meeting

    This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PENNS WOODS BANCORP, INC. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting (the "Annual Meeting") of holders of common stock (the "common stock") of the Corporation to be held on April 29, 1998, at 1:00 P.M., at the Williamsport Branch Office of Jersey Shore State Bank (the "Bank"), 300 Market Street, Williamsport,17703-0967, and any adjournment or postponement thereof.

         The main office of the Corporation is located at 115 South Main Street,
Jersey Shore, PA   17740 The telephone number is (717)398-2213. All
inquiries should be directed to Theodore H. Reich, President of the Corporation, (717)322-1111. The Bank is a wholly owned subsidiary of the Corporation.
Voting Securities

   Holders of record of the common stock, par value $10.00 per share, at
the close of business on March 10, 1998, will    be entitled to notice of
and to vote at the Annual Meeting.  On March 10, 1998 there were 2,565,958
shares of common         stock issued and outstanding.  Each share of the common
stock outstanding as of the close of business on March 10, 1998, is entitled to one vote on each matter that comes before the meeting and holders do not have cumulative voting rights with respect to the election of directors.

     Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.
     Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not constitute or be counted as votes cast for such nominee.
    Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders at the Annual Meeting is required for the approval of the Stock Option Plan and the ratification of the independent auditors. Abstentions and broker non-votes will not constitute or be counted as votes cast and therefore will not count either for or against approval of the Stock Option Plan and ratification of auditors.
    All Proxies properly executed and not revoked will be voted as specified.
Solicitation

    This Proxy Statement and enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 26,
    1998 Shares represented by the Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted "FOR" the Class 1 nominees noted, "FOR" the approval of the Stock Option Plan and "FOR" the ratification of the appointment of Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants, as the independent auditors of the Corporation for the year ending December 31,
    1998 The execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person if the shareholder gives written notice to the Secretary of the Corporation. The cost of assembling, printing, mailing and soliciting Proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the solicitation of Proxies by use of the mails, directors, officers and employees of the Corporation and\or the Bank may solicit Proxies by telephone, telegraph or personal interview, with nominal expense to the Corporation. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding Proxy soliciting material to the beneficial owners of shares.

Right of Revocation

    A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted (1) by giving written notice of revocation to Sonya E. Hartranft, Secretary, Penns Woods Bancorp, Inc., 300 Market Street, P.O. Box 967, Williamsport, PA17703-0967, (2) by executing a later-dated
Proxy and giving written notice thereof to the Secretary of the Corporation or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Quorum
   Pursuant to the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum for transaction of business at the Annual Meeting.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL OWNERS
     As of March 10, 1998, there were no persons who owned of record or who are known by the Board of Directors to be beneficial owners of more than 5% of the Corporation's common stock.

BENEFICIAL OWNERSHIP AND OTHER INFORMATION REGARDING DIRECTORS AND
MANAGEMENT       The following table sets forth as of March 10, 1998,
information regarding the number of shares and percentagethe outstanding shares of Common Stock beneficially owned by each Director, each nominee for Director and each Executive Officer named in the Summary Compensation Table appearing herein, and all Directors and Officers as a group.The following table also sets forth the name, address, principal occupation and certain additional information regarding each Director.


                 Principal                       Number
                 Occupation                      Shares          Percentage
Name and         for past                AffiliatBenefically        of
Address (1)      Five YeaAge     Since (3)       Owned (4)       Class

Phillip H. BoOwner,           64    1989          32,746 (J)         1.48%
Turbotville, Central Equipment     -1989           5,168 (BI)
Class 2 (B)      (Equipment Rental)

Lynn S. BowesFarmer           60    1983          13,912 (I)         2.13%
Jersey Shore, PA                   -1974          37,184 (J)
Class 3 (C)                                        3,476 (BI)

William S. FrOwner,           66    1983          42,886 (I)         2.65%
Jersey Shore,Shore Auto Parts, I (1980)           10,924 (J)
Class 3 (C)                                       14,084 (BI)

James M. FurePresident &      50    1990           2,990 (I)         0.23%
Cogan StationGeneral Manager       -1990           2,748 (J)
Class 2 (B)      Eastern Wood Products                       288 (BI)
                 (Hardwood Lumber Products)

Allan W. LuggPartner in       69   -1995          19,142 (I)         0.75%
Flemington, PLaw Firm of Lugg and Lugg
Class 1 (A)

Jay H. McCormPresident and Owner    1983          14,036 (I)         0.65%
Williamsport,J.H.M. Enterprises, (1974)            2,656 (BI)
Class 3 (C)  (Trucking Company)

R. Edward Nestlerode,  J      45   -1995           2,596 (I)         0.19%
Lock Haven, P Nestlerode Contracting                       2,000 (J)
Class 1 (A)      Co., Inc.                                   200 (BI)

James E. PlumSecretary o      55   -1995          21,888 (I)         1.27%
Lock Haven, PBank;                                 6,600 (J)
Class 2 (B)      Retired , Former President of     1,080 (BI)
                 Lock Haven Savings Bank           3,000 (BI)

Theodore H. RPresident o      59    1983          35,892 (I)         2.16%
Jersey Shore,Bank & the            -1973           4,962 (J)
Class 2 (B)      Corporation                       2,850 (BI)
                                                  12,000 (BI)

Howard M. ThoDirector an      70    1983           3,222 (I)         2.26%
Jersey Shore,Chairman of the Boa (1965)           11,800 (J)
Class 1 (D)      C.D. Thompson & Sons, Inc.       42,956 (BI)
                 (Meat Packing)
                 HR&R Realty Partnership

Ronald A. WalVice Presid      51    1986                     300 (I)          0.36%
MontoursvilleSenior Vice President                 3,278 (J)
             and Loan Officer                        300 (BI)
             of the Bank                           5,500 (BI)

William F. Williams, Jr.      71    1983          14,140 (J)         0.55%
Jersey Shore Former Vice Preside (1962)
Class 1 (D)      of the Bank

All Executive Officers and Directors as a Group (E 395,574          15.24%

*(I) Individual Ownership        (J) JoinOwnershi(BI) Beneficial Interest

                                              -3

(A) A Nominee for Class 1 Director whose term, if elected at the Annual Meeting will expire in 2001.
(B) A Director whose term expires in 2000.
(C) A    Director whose term expires in 1999.
(D) A Director whose term expires in 1998
(E) Executive Officers of the Corporation included are Hubert A. Valencik, Vice President;Chris B. Ward, Treasurer; and Sonya E. Hartranft, Secretary.
      -1 There is no family relationship, by blood, marriage or adoption between any of the foregoing Directors and any other Executive Officer or Director of the Corporation or its subsidiaries. None of the foregoing Directors or Executive Officers are involved in any legal action that is material to an evaluation of their ability or integrity to act as a Director or Executive Officer.

      -2 All Directors, nominees and Executive Officers have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years except Mr. James
E. Plummer who was President of Lock Haven Savings Bank from September
    1987 through April 7, 1995.

      -3 The date appearing in parenthesis opposite each Director's name in the "Affiliate Since" column represents the year in which each such nominee or Director became a Director of the Bank. Each person listed presently
serves as        a Director of the Corporation exMr. Walko, who joined the
Bank in 1986.

      -4 The foregoing Directors and Executive Officers, as of March 10, 1998, according to the information supplied by them, owned beneficially, directly or indirectly, the number of shares of common stock of the Corporation set opposite their respective names. Beneficial Ownership is determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include, in addition to shares held by the Director, securities owned by or for the benefit of the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within
      60 days after March 10, 199Beneficial ownership may be disclaimed as to certain of the securities.

      -5 Mr. Reich also serves as: Director & Vice President - Lycoming Foundation; Director - Norcen Industries, Inc.; Advisory Director - Northcentral Pennsylvania Conservancy; Vice Chairman - Little League Baseball, Inc.; General Partner - Keystone Realty Associates


THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Corporation appointed the following committees for 1997:

Number of
Times Met During    1997

AUDIT:           William S. Frazier, Phillip H. Bower, Ly      0
                 W. Lugg,  William F. Williams, Jr., and James E. Plummer

BUILDING:         Howard M. Thompson, James M. Furey, II,      0
                 Jay H. McCormick, and R. Edward Nestlerode, Jr.

The Bank appointed the following committees for 1997:

AUDIT:           Lynn S. Bowes, James M. Furey, II, Allan      4
                 Jay H. Mc Cormick, R. Edward Nestlerode Jr., and James E.
                 Plummer
BUILDING:         Lynn S. Bowes, Howard M. Thompson, Jay       1
                 William S. Frazier and R. Edward Nestlerode, Jr.

RETIREMENT:        Phillip H. Bower, James E. Plummer, Ja      0
                 Allan W. Lugg and William F. Williams, Jr.

INSURANCE:         R. Edward Nestlerode, Jr., Phillip H.       1
                 and James E. Plummer
SALARY:           Phillip H. Bower, William S. Frazier, J      7
                 Jay H. McCormick, Howard M. Thompson, William F.
                 Williams, Jr., Lynn S. Bowes, Allan W. Lugg, R. Edward Nestlerode, Jr. and James E. Plummer

ASSET LIABILITY: Theodore H. Reich, Jay H. McCormick, Wil      4
                  Hubert A Valencik, Sonya E. Hartranft, Ronald A. Walko,
                  R. Edward Nestlerode, Jr., Howard M. Thompson,Allan W. Lugg and G.David Gundy.

         The Board of Directors of the Corporation met seven (7) times during 1997 The Board of Directors of the Bank met twenty-five (25) times
during 1997.     All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees of which they were members.

    The Board of Directors of the Corporation assumes the role of the nominating committee. In determining its nominees for election to the Board, the Board of Directors will consider nominees recommended by shareholders. Such shareholder recommendations for 1999 shall be made in writing no later than January 1, 1999, addressed to the Corporate Secretary, Penns Woods Bancorp, Inc., 300 Market Street, Williamsport,
Pennsylvania 17701.      Nominations for director to be made at the Annual
Meeting by shareholders entitled to vote for the election of directors must be submitted to the Secretary of the Corporation not later than the close of business on the twentieth day immediately preceding the Annual Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Annual Meeting which does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

PRINCIPAL OFFICERS OF THE CORPORATION

The following table lists the Executive Officers of the Corporation as of March 10, 1998:

                                                 Number  of
                         Position and/or Bank EmploShares ofYear First
Name             Age     With the CorporaSince   CorporatiElected as Officer
Theodore H. R         59 President & Chie   1970  55,704    1983
                         Executive Officer
Ronald A. Wal         51 Vice President     1986   9,378    1987
Hubert A. Val         56 Vice President     1984   9,396    1985
Chris B. Ward         51 Treasurer          1973   5,150    1983
Sonya E. Hart         38 Secretary          1981   4,224    1984

PRINCIPAL OFFICERS OF THE BANK

The following table lists the Executive Officers of the Bank as of March 10, 1998

                                                 Number  of
                         Position and/or Bank EmploShares ofYear First
Name             Age     With the CorporaSince   CorporatiElected as Officer
Theodore H. R         59 President & Chie   1970  55,704    1970
                         Executive Officer
Hubert A. Val         56 Senior Vice Pres   1984   9,396    1984
                         and Operations Officer
Ronald A. Wal         51 Senior Vice Pres   1986   9,378    1986
                         and Senior Loan Officer
Chris B. Ward         51 Vice President     1973   5,150    1973
Sonya E. Hart         38 Controller         1981   4,224    1984
G. David Gund         49 Vice President     1992   3,492    1992


         Mr. Reich joined the Bank in 1970 as Vice President and Cashier, and
was elected President in 1973.   On January 7, 1983, he became President of
Penns Woods Bancorp, Inc.
ELECTION OF DIRECTORS

    The Bylaws provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) Directors who are shareholders, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The Board of Directors has set the number of Directors to be eleven (11). The Bylaws further provide that the Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2 and Class The Directors of each class serve for a term of three(3) years and until their successors are elected and qualified. The Directors of the Corporation serve as follows:
Nominees for election as Class 1 Directors to serve until 2001:
Allan W. Lugg
R. Edward Nestlerode, Jr.

Class 2 Directors whose term expires in 2000:
Phillip H. Bower
James M. Furey, II
James E. Plummer
Theodore H. Reich

Class 3 Directors whose term expires in 1999:
Lynn S. Bowes
William S. Frazier
Jay H. McCormick


    It is intended that the Proxies solicited hereunder will be voted FOR (unless otherwise directed) the four (4) nominees listed previously for election as Class 1 Directors. Each nominee has agreed to serve if elected and qualified. The Corporation does not contemplate that any nominee will be unable to serve as a Director for any reason. However, in the event one or more of the nominees should be unable to stand for election, Proxies will be voted for the remaining nominees in accordance with the best judgment of the Proxyholders.

EXECUTIVE COMPENSATION

         The following table sets forth the annual compenfor services in all capacities to the Corporation and the Bank for the three years ended December 31, 1997 for those persons who were as of December 31,1997,
Named Executives,        (i) the Chief Executive officer and (ii) the only other
Executive Officer whose total annual salary and bonus exceeded $100,000:

                                            SUMMARY COMPENSATION TABLE
                                 ANNUAL COMPENSATION     Long Term Compensation
                                                  AWARDS          PAYOUTS
         (a)         (b)     (c)     (d)     (e)    (f)      (g)     (h)       (i)
                                                                  Securities
         Name                            Other   RestricteUnderlying
         and                             Annual  Stock   Options/LTIP     All Other
Principal                Salary  Bonus   CompensatiAward(SAR's   Payouts Compensation
Position         Year    ($)     ($)     ($)     (   ($) (#)     ($)      ($)

Theodore H. R       1997 $169,204$200,500     $0      $0   6,000       $0   $5,939  -4
Chief Executi       1996 $167,904$50,500      $0      $0   6,000       $0   $5,939
Officer (6)         1995 $168,204$25,500      $0      $0   6,000       $0   $5,854

Ronald A. Wal       1997 $100,828$25,500      $0      $0   3,000       $0   $2,604  -5
Vice Presiden       1996 $95,420 $12,500      $0      $0   1,500       $0   $2,158
                    1995 $90,012  $8,500      $0      $0   1,500       $0   $1,970

      -1 Total includes base salary and directors fees for Mr. Reich and base salary for Mr. Walko. Directors fees paid to Mr. Reich were $9,200
,$7,900 and $8,200 in 1997, 1996 and 1995respectively. A retainer fee of $2,000 is included in the directors fee totals for 1997 and $1,000 for
    1996 and 1995.

      -2 The cost of certain perquisites and other personal benefits are not
included         because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus.

      -3 Indicates number of shares of Common Stock of the Corporation for which options were granted during applicable periods. Options granted have been adjusted for the 100% stock dividend issued on January 15, 1998.

      -4 Indicates contributions paid in 1997, 1996, and 1995 in the amount of $3,167 , $3,167, and $3,082 respectively, by the Bank to the Bank's 401(k)
Plan for the benefit of Mr. Reich and life insurance premiums of $2,772 for each year indicated.

      -5 Indicates contributions paid by the Bank to the Bank's 401(k) Plan for the benefit of Mr. Walko.

      -6 Mr. Reich serves as both President and Chief Executive Officer of the Corporation and the Bank and is a member of the Board of Directors of the Corporation and the Bank.

      -7 Mr. Walko serves as Vice President of the Corporation and as Senior Vice President and Senior Loan Officer of the Bank.

OPTION/SAR GRANTS

  The following table sets forth information concerning grants of stock options to the Named Executives during the fiscal year enDecember 31,
    1997

                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                          Potential Realizable
                                                          Value at Assumed
                                                          Annual Rates of
                                                               Stock Price
                                                             Appreciation
                                 Individual Grants       for Option Term (2)
         (a)         (b)     (c)     (d)     (e)     (f)     (g)      (h)      (i)
                 Number of % of Total
                 SecuritiOptions/
                 Underlyi  SARs
                  OptionsGranted Exercise Market
                    SARs Employeeor Base Price at
                   Grantein Fisca Price    Grant Expiration
Name             (#)     Year    ($/Sh)  Date    Date          0%($)             5%($)  10%($)
Theodore H. R      6,000      38%$28.575  $31.75  0.0045 $19,050  $71,682 $135,352
Ronald A. Wal      3,000      19%$28.575  $31.75  0.0045  $9,525  $35,840  $67,676

(1)All amounts represent stock options. No SARs or SARs granted in tandem with stock options were granted to the Named Executives during the three
years    ended December 31, 1997.Options were granted by the Corporation to Mr. Reich and Mr. Walko pursuant to Stock Option Agreements by and between the Corporation, Mr. Reich and Mr. Walko.All options granted
under the agreements represent nonqualified      stock options.  The options
are exercisable for a period of five years from the date of the grant. The
exercise price   of the options is $28.57per share.  The options granted
and the prices shown have been adjusted for the 100% stock dividend issued January 15, 1998.

      -2 The dollar amounts set forth above are the result of calculations made
at the 0%, 5% and 10%    appreciation rates set forth in Securities and
Exchange Commission regulations and are not intento indicate future price appreciation, if any, of the Corporation'ss Common Stock.

       The following table sets forth information concerning the exercise of options to purchase Common Stock by the Named Executives during the fiscal year ended December 31, 1997, as well as the number of securities underlying unexercised options and the potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 1997.

                                               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
         (a)         (b)    (c)             (d)             (e)
                                         Number of
                                         Securities      Value of
                                         Underlying      Unexercised
                                         Unexercised     In-the-Money
                                         Options/SARs    Options/SARs at
                   Shares  Value         at FY-End (#)   FY-End ($)
                 Acquired onRealized     Exercisable/    Exercisable/
Name             Exercise($)             Unexercisable (1Unexercisable (2)
Theodore H. R      6,000  85,250         12,000/ 0       104,550/ 0
Ronald A. Wal        500   7,125         5,500/ 0         45,150 / 0

      -1 All amounts represent stock options.  No SARs or SARs granted in
tandem with stock options were either           exercised during 1997 or
outstanding at fiscal year-end 1997.     Options to acquire 6,000 shares of
the Corporations Common Stock were granted to Mr. Reich in 1996 and an option to acquire 6,000 shares was granted in 199Options to acquire the remaining 1,000 shares of those granted to Mr. Walko in 1995 and options to acquire 1500 shares and 3,000 shares granted to Mr. Walko in
    1996 and 1997, respectively.  The exercise price of the 1995 and 1996 options is $17.50 per share, while the exercise price of the 1997 options is $28.575.  The options granted in 1995, 1996 and 1997 have been adjusted for the 100% stock dividend issued January 15, 19In addition, the expiration date of the options granted in 1995 has been amended from
12/19/97         to 12/19/98.

      -2 "In-the-money" options are stock options with respect to which the market value of the Corporation's Common Stock exceeded the exercise price
at December 31, 1997.    The value of such options is determined by
subtracting the aggregate exercise price of such options from the aggregate fair market value of the underlying shares of Common Stock on
December 31, 1997.

RETIREMENT PLAN

    The Bank has a noncontributory defined benefit pension plan (the
"Plan") for all employees meeting certain age and length of service requirements.  Benefits are based primarily on years of service and the average annual compensation earned by an employee, which is the employee's annual compensation averaged over the five highest paid consecutive calendar years within the final ten years of employment.  Annual
compensation is based upon the employee's W-2    wages, which includes base
salary, bonus, personal vehicle mileage for certain executive officers and
life insurance coverage that exceeds $50,000.    The Bank's funding policy
is consistent with the funding requirements of Federal law and regulations.  Plan assets are comprised of common stock and U.S.
Government and   corporate debt securities.

         The accrued Normal Retirement Benefit is determined by the following
formula:             1.4%of the average annual compensation up to social security covered compensation multiplied by the credited service, plus 2% of the average annual compensation that is in excess of the Social Security covered compensation multiplied by the number of years of credited
service.         Based on the preceding formula, projected annual retirement benefits for a participant turning age 65 in 1997 are set forth below.


                 Final Five YearsTotal Projected Years of Service
Average Annual Compensat      15      20      30      35
          10,000   2,100           2,800   4,200   4,900
          20,000   4,200           5,600   8,400   9,800
          30,000   6,369           8,492  12,738  14,861
          40,000   9,369          12,492  18,738  21,861
          50,000  12,369          16,492  24,738  28,861
          60,000  15,369          20,492  30,738  35,861
          70,000  18,369          24,492  36,738  42,861
          80,000  21,369          28,492  42,738  49,861
          90,000  24,369          32,492  48,738  56,861
         100,000  27,369          36,492  54,738  63,861
         125,000  34,869          46,492  69,738  81,361
         150,000 *           42,3 56,492  84,738  98,861
         175,000  42,369          56,492  84,738  98,861
         200,000  42,369          56,492  84,738  98,861
         225,000  42,369          56,492  84,738  98,861
         250,000  42,369          56,492  84,738  98,861

         Current remuneration covered by the Plan in 1997 for Mr. Reich was
 $29,770 and for Mr. Walko was $2,932. The estimated annual benefits payable upon retirement at normal retirement age to Theodore H. Reich for the fiscal year 1997 is $95,974 and to Mr. Walko is $40,7As of
December 31, 1997, Mr. Reich was credited with twenty-five years of service and Mr. Walko was credited with ten years of service.  The number
of Plan Participants in 1997 was 123.    Total Plan assets as of December
31, 1997, were $2,819,558.

COMPENSATION OF DIRECTORS

                                    All directors of the Bank receive $300.00 for each meeting of the Board of Directors and $150.00 for each committee meeting of the Board of
Directors of the Bank.  A $2,000 retainer fee was also paid to each
Director of the Corporation      during 1In addition, directors receive
compensation for accompanying an officer on property appraisals at a rate of $20.00 for the first hour and $10.00 for each subsequent hour.  The
Secretary of the Board of Directors also receives $50.00 for each Board
meeting.         In the aggregate, the Board of Directors received $92,395.00 for all Board of Directors' meetings and committee meetings of the Bank attended.  This total also includes the total received for appraisals, the secretarial function and the retainer fee.  A portion of these fees were used to fund a deferred compensation plan for Directors who participated in the plan.

BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

    The Board of Directors of the Corporation is responsible for the management of the affairs of the Corporation and the supervision of its subsidiary, Jersey Shore State Bank. The Board of Directors best serves the interests of its shareholders, customers and the communities served by the Corporation and its subsidiary by engaging persons who have the skills and expertise to implement the strategic goals and objectives of the Corporation in a cost-effective manner. The Corporation's philosophy concerning the Bank's compensation program is to offer competitive compensation for each employee based upon their personal performance and contributions to the success of the Corporation.
    The Salary Committee, which is comprised of the ten outside directors listed below, administers the compensation program. The Committee's objective is to establish a compensation policy that will enable the Corporation to attract, retain, motivate and reward executive officers who are critical to the success of the Corporation. The Committee believes that the existing compensation program accomplishes these objectives. The
Committee determines annually the compensation of the executive officers, which includes the chief executive officer (the "CEO"), the senior vice presidents, the controller and other vice presidents. The Board of Directors ratifies all actions taken by the Committee as they relate to the compensation of the executive officers.

CEO and Named Executive Compensation

    The Board of Directors determined that the 1997 base compensation for the CEO, Mr. Theodore H. Reich,  would be $160,004 based upon an
Executive Employment Agreement that was adopted in January 1995. The
    1997 base compensation for Mr. Ronald A. Walko was determined to be
$100,828         based upon an Employment Agreemewas adopted in August
    1991 The Employment Agreements are described on the  following pages.

Executive Officers

    Increases in the compensation of the other executive officers is determined by the Committee based upon, among other things, the following
factors:         earnings, return on assets, return on equity, total assets, and the quality of the loan portfolio of the Corporation and the Bank.
Notwithstanding the foregoing, the Committee's determination is based upon a review of all information that it deems relevant in determining, with respect to each particular executive officer, the compensation to be paid to such officer.
    In addition to base salary, the executive officers of the Corporation and the Bank may participate in the annual and long term incentive plans, including stock options and bonuses that are granted to certain senior executive officers and a 401(k) plan. This plan is available to all qualified Bank employees.
    The compensation opportunities that are available to the Bank's employees are influenced by market conditions, the individual's responsibilities, and the employee's contributions to the success of the
Corporation.  Employees are  reviewed annually on a calendar basis.  The
Bank attempts to offer compensation that is comparable with that offered by other employers in our industry.  The Corporation strives to meet its objectives and strategic goals by providing fair compensation to its employees.


Members of the Salary Committee

Phillip H. Bower                    Jay H. McCormick

Lynn S. Bowes                      Howard M. Thompson

William S. Frazier                        William F. Williams, Jr.

James M. Furey, II                Allan W. Lugg

R. Edward Nestlerode, Jr.        James E. Plummer

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                                      Mr. William F. Williams, Jr. was a former Vice President of Jersey
Shore State Bank who retired in January 1992.    Mr. James E. Plummer
retired from Jersey Shore State Bank in June 1995He was the President
of Lock Haven Savings Bank until April 1995.     They are currently members
of the Salary Committee.  Mr. Williams has no disclosable relationships or related transactions with the Corporation, the Bank or any other subsidiary.  Mr. Plummer has no disclosable relationships or related transactions with the Corporation or any other subsidiary.  He is
Secretary of the Board of Directors of the Bank.


SHAREHOLDER RETURN PERFORMANCE GRAPH

                                      Set forth below is a line graph comparing the yearly dollar change in the cumulative shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Stock Index and the
Peer Group Index for the period of five fiscal years commencing January 1,
    1993 and ending December 31, 1997.   The shareholder return shown on the
graph below is not necessarily indicative of future performance.


COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Penns Woods Bancorp, Inc. Common Stock, S & P 500 & Peer Group Index (1)

                            1992    1993    1994    1995    1996     1997
S & P 500                $100.00 $110.02 $111.51 $153.26 $188.36  $251.12
Peer Group               $100.00 $139.93 $161.44 $174.21 $192.24  $270.19
Penns Woods Bancorp,     Inc$100.$172.72 $206.48 $241.85 $299.63  $479.88


  1 The Peer Group for which information appears above includes the
following companies:     ACNB Corporation; CNB Financial Corporation;
Citizens and Northern Corporation; Drovers Bancshares Corporation; First
West Chester Corporation; Franklin Financial Services Corp.; Hanover
Bancorp Inc.; Penn Security Bank and Trust Company; Pennrock Financial
Services Corp.; and Sterling Financial Corporation.  These companies were selected based on four criteria: total assets between $350 million and
    $825 million; market capitalization greater than $60 million; headquarters located in Pennsylvania; and are quoted on the NASDAQ stock market.  This is the same Peer Group Index as used in year ending December 31, 1996.

EXECUTIVE EMPLOYMENT AGREEMENT

Mr. Theodore H. Reich

       In January 1995, the Corporation and the Bank entered into an
Employment Agreement with Theodore H. Reich, Director, President and Chief
Executive Officer of the Corporation and the Bank.  Under the terms of the
Employment Agreement, Mr. Reich will serve as President and Chief
Executive Officer of the Corporation.  The initial term of the Employment
Agreement is three years, subject to an automatic one year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew.  Under the Employment Agreement, the
Corporation or the Bank will pay an annual base salary of $160,000 to the executive.  This base salary will be reviewed annually by the Board of
Directors and will be subject to annual adjustments.  In addition, the
Board of Directors of the Corporation in its sole discretion provide for the payment of periodic bonuses to the executive.  The Employment
Agreement also provides for the payment of severence benefits in the event of termination as result of death, disability or without cause as defined in the Employment Agreement by the Corporation or for Good Reason (as
defined in the Employment Agreement) by the executive.  In the event of the executive's termination as a result of his death, the Corporation or the Bank will make a lump sum payment to his estate in an amount equal to the highest of the base salaries paid to the executive over the three calendar years preceding his termination due to his death but in any event not less than $160,000.  In the event of his termination as a result of disability, the Corporation or the Bank will pay to the executive annually an amount equal to his base salary in effect immediately prior to his termination because of a disability for a period of three years beginning on the date of such termination.  However, payment of such amount will be reduced by the sum of any benefits payable to the executive under any disability plan of the Corporation or the Bank or under any government regulated plan.  In the event of the termination by the executive for Good Reason (as defined in the Employment Agreement) or by the Corporation or the Bank without cause, the executive will receive annually for a period of three years following the date of termination an amount equal to the highest of his base salaries over the three years preceding the date of his termination but in any event not less than
$160,000         and an amount equal to the average of the three highest annual base salaries paid to the executive over the five years preceding the date of his termination.  The Employment Agreement also requires the
Corporation or the Bank to provide certain medical and health benefits to the executive and his spouse following his termination.

    The Employment Agreement also contains a covenant which restricts the ability of the executive to compete with the Corporation for a period of three years following his termination unless such termination was by the executive for Good Reason or by the Corporation or the Bank for other than cause.
Mr. Ronald A. Walko

       In August of 1991, Mr.Walko entered into an employment agreement with the Bank, pursuant to which Mr. Walko agreed to serve as Senior Vice
President        of Lending for the Bank.  Under the terms of the Employment
Agreement, he will receive an annual base salary of $70,0The term of
the      Agreement was five years, subject to automatic renewal after each
successive five year     term.  The Agreement was renewed in 1996.

     Under the current Employment Agreement, increases in compensation will be determined in accordance with the annual performance evaluation.
Mr. Walko  has the right to terminate this agreement upon 60 days written
notice to the Bank if he does not receive an increase    in compensation on
each annual anniversary date.  The bank will also provide at its expense
Mr. Walko with an automobile for business purposes, annual membership at
the Ross Club or similar organization and all benefits   provided to other
employees as set forth in the Employee Handbook.

         The Employment Agreement may be terminated by the Bank for cause, as
defined in the agreement, whereby the    Bank shall pay one-half the salary
 of Mr. Walko for the period of time between the date of termination and the end of term of the agreement, or the date Mr. Walko commences comparable employment on a full time basielsewhere, whichever occurs first.  If the agreement is terminated by the Bank without cause the Bank
shall    pay Mr. Walko his full salary for the period of time between the date of termination and  the end of the term of the agreement, or the date Mr. Walko commences comparable employment elsewhere on a  full time basis, whichever occurs first.  If during the term of the agreement
Mr.Walko dies or becomes disabled,       Mr. Walko or his estate shall be paid
an amount equal to six months compensation or the balance due on this
contract,        whichever is less.  If Mr. Walko terminates this agreement because he is reduced to a lessor stature and authority, the Bank shall pay the balance of all sums due under the contract up to the date of termination.  If Mr. Walko voluntarily terminates his agreement for reasons other than changes in stature and authority, he shall not work for another banking institution having an office in Lycoming County,
Pennsylvania for a one- year period after the date of termination.

Severance Agreement

         The     Bank has entered into a severance agreement with Mr. Walko.
Under the terms of the agreement,        if the executive officer's employment
is terminated within two years after a Change in Control of the
Corporation he will be entitled to receive from the Corporation (his full compensation and benefits from the Notice of Termination (as defined)
 until the Date of Termination and (ii) a lump sum severance payment equal to two times the annual average of salary plus bonuses earned by him during the five calendar years preceding the Date of Termination; such
amount   would be prorated, however, if the termination occurs within two years of his 65th birthday.  The Agreement also provides the executive
officer with insurance   coverage similar to those in effect immediately
prior to the Notice of Termination for a period otwenty-four months, however, these will be reduced to the extent that comparable benefits are received by him from another employer during the corresponding period.  In addition to the retirement benefits he is entitled to receive under the
Bank Pension Plan or any other pension or retirement plan in which he
participates, the Corporation will       pay him a lump sum equal to the
actuarial equivalent of the excess of the accrued retirement pension up to the Date of Termination adjusted for an additionatwenty-four months of credited service at his compensation and the actual accruup to his
Date of Termination (in no event will months of age or service credit be accumulated after his 65th birthday).
  During any period following a Change in Control of the Corporation,
if employment is terminated by the employer      for Disability, or by the
employer or the employee by reason of retirement or death, the benefits
shall be determined      in accordance with the Corporation's programs then in
effect.  If the employee is terminated by his employer for cause subsequent to a Change in Control or is terminated by the employee for
other than Good Reason or retirement,    he shall receive full compensation
through the date of termination and shall have no further rights under this Agreement thereafter.

This Agreement will be in effect until Mr. Walko attains age 65 or until the Date of Termination, whichever occurs first.

PROPOSAL TO APPROVE STOCK OPTION PLAN

Description of the 1998 Stock Option Plan

     The Board of Directors believes that the Penns Woods Bancorp, Inc stock option program constitutes an important part of the Corporation's compensation programs and, accordingly, the Corporation has adopted the
    1998 Stock Option Plan, which is subject to shareholder approval.

         The 1998 Plan is designed to improve the performance of the Corporation and its subsidiaries and, by doing so, to serve the interests of the shareholders. By encouraging ownership of the Corporation's shares among those who play significiant roles in the Corporation's success, implementation of the 1998 Plan will more closely align the interests of the Corporation's key employees and directors with those of its shareholders by relating capital accumulation to increases in shareholder value. Moreover, adoption of the 1998 Plan should have a positive effect on the Corporation's ability to attract, motivate and retain employees and directors of outstanding leadership and management ability.

     The principal features of the 1998 Plan are described below.  See
Exhibit          A  to this Proxy Statement for the full text of the 1998 Plan.

   The 1998 Plan authorizes a Committee (the "Committee") of the Board of Directors (the "Board") to grant options for the purchase of up to
 100,000 shares of the Penns Woods' Common Stock, which constitutes
approximately       3.90%of the Corporation's presently outstanding shares of
Common Stock.

     Under the 1998 Plan, both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and nonqualified stock options may be granted to eligible employees of the Corporation and its subsidiaries. In addition, non-employee directors are eligible to receive grants of nonqualified stock options. No person who owns immediately before the grant of an incentive stock option, directly or indirectly, more than 10% of the total combined voting power of all classes of the Corporation's Common Stock, is eligible for the grant of an incentive stock option. As of March 10, 1998, the Corporation had approximately eighteen (18) key employees who would be eligible to participate in the 1998 Plan.

 Option grants to eligible employees and/or non-employee directors are anticipated to be made annually. Eligible employees generally include all key employees of the Corporation and its subsidiaries. Eligible employees will be selected to receive a grant of options based upon the recommendation of the Corporation's chief executive officer. Options are granted at 100% of the fair market value of one share of the Corporation's common stock on the date the option is granted.

   The Committee has the authority to grant options under the 1998 Plan.
 The Committee is composed of at least three members of the Board, who serve at the discretion of the Board.  Currently, Penns Woods' Salary
Committee will serve as the Committee.  The 1998 Plan authorizes the
Committee to administer and interpret the 1998 Plan.  Members of the
Committee are each "disinterested persons" as such term is defined under the rules and regulations adopted by the Securities and Exchange
Commission.      Any shares as to which an option expires, lapses
unexercised, or is terminated or canceled, may be subject to a new option.

     Incentive stock options granted under the 1998 Plan may be exercised for 5 years after the date of grant.  Nonqualified stock options granted under the 1998 Plan may be exercised for 10 years after the date of grant.
 The aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any
calendar year may not exceed $100,000.   No employee may receive option
grants in excess of 10,000 shares under the 1998 Plan in any twelve month period.  No option may be transferred by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable during the optionee's lifetime only by the optionee.  The Plan permits, at the discretion of the Committee, for nonqualified stock options to be transferrable under certain circumstances.

   At the election of the holder of a nonqualified option and subject to the rules established by the Committee, any required withholding taxes may be satisfied by the Corporation withholding shares of Common Stock issued on the exercise of a nonqualified stock option that have a fair market value equal to or less than any required withholding taxes, delivery by the holder to the Corporation of sufficient Common Stock to satisfy the withholding obligation, or delivery by the holder to Sovereign of sufficient cash to satisfy the withholding obligations.

     Under the 1998 Plan, in the event of an optionee's retirement, incentive stock options lapse at the earlier of three months from the date of retirement or the term of the option, while nonqualified options may continue to be exercised during the term of the option up to 12 months, at the discretion of the Committee, from the date of retirement. An optionee whose employment terminates due to death or disability may exercise an option until the earlier of the term of the option or 12 months after such termination of employment.

     If an optionee's employment is terminated for "Cause", all options granted to such person terminate upon the date employment is terminated.
Under the 1998 Plan, termination for "Cause" is defined as termination of employment resulting from (i) the optionee's conviction of or plea of guilty to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the optionee for a period of 45 consecutive days, (ii) the Optionee's willful failure to follow the lawful instructions of the Board after receipt by the optionee of written notice of such instructions, except where such failure results from the optionee's incapacity because of physical or mental illness, or (iii) any government regulatory agency recommending or ordering that the optionee be terminated or relieved of his duties.  If an optionee's employment is involuntarily terminated other than as a result  of death, disability or
retirement the optionee is not terminated for "Cause,"   the optionee may
exercise all options granted to him under the 1998 Plan until the earlier of the term of the option or three months after such termination of employment.

     The Board may amend, suspend or terminate the 1998 Plan at any time without shareholder approval, subject to the requirements of applicable securities and tax laws, provided, however, that the Board may not, without shareholder approval, amend the 1998 Plan so as to (i) increase the number of shares subject to the 1998 Plan,

(ii) change the class of eligible employees, or (iii) otherwise change the 1998 Plan in any manner deemed material under applicable federal securities laws.  In addition, the board may not modify or amend the 1998
Plan with respect to any outstanding option or impair or cancel any outstanding option without the consent of the affected optionee.

Tax Consequences

     The 1998 Plan permits eligible employees of the Corporation and its subsidiaries to receive grants of incentive stock options, which qualify for certain tax benefits. In addition, the 1998 Plan permits eligible employees and non-employee directors of the Corporation to receive grants of nonqualified stock options, which do not qualify for such tax benefits.

     The 1998 Plan is not a qualified plan under code Section 401 (a).
the Corporation has been advised that under the Code, the following federal income tax consequences will result when incentive stock options or nonqualified stock options, or any combination thereof, are granted or exercised, although the following is not intended to be a complete statement of the applicable law.

         INCENTIVE STOCK OPTIONS.An optionee generally will not be deemed to receive any income for federal tax purposes at the time an incentive stock option is granted, nor will the Corporation be entitled to a tax deduction at that time.  Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the
shares by the optionee upon exercise,    the optionee will recognize
long-term capital gain or loss upon the sale of such shares equal to the difference between the amount realized on such sale and the exercise price.

     If the foregoing holding periods are not satisfied or the option is exercised more than three months after the optionee's employment with the
Corporation has terminated, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock.  If the sale price exceeds the fair market value on the date of exercise, the gain in excess of the ordinary income portion will be treated as either long-term or short-term capital gain, depending on whether the stock has been held for more than 12 months on the date of sale.  Any loss on disposition is a long-term or short-term capital loss, depending upon whether the optionee had held the stock for more than 12 months.  A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is a director or 10%
shareholder of the Corporation or an officer of the Corporation subject to
Section 16(b) of the Securities Exchange Act of 1934.    If the Corporation
cancels an option, the optionee recognizes income to the extent of the amount paid by the Corporation to cancel the option over the optionee's basis in such option, if any.

     No income tax deduction will be allowed the Corporation with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided that such shares are held at least two years after the date of grant and at least one year after the date of exercise. However, if those holding periods are not satisfied, the Corporation may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares.

     The exercise of an incentive stock option and the sale of stock acquired by such exercise could subject an optionee to alternative minimum tax liability for federal income tax purposes.

         NONQUALIFIED STOCK OPTIONS.     An optionee will not be deemed to
receive any income for federal tax purposes at the time a nonqualified stock option is granted, nor will the Corporation be entitled to a tax deduction at that time.  At the time of exercise, however, the optionee will realize ordinary income in an amount equal to the excess of the market value of the shares at the time of exercise of the option over the option price of such shares.  the Corporation is permitted a federal
income tax deduction     in an amount equal to the ordinary income recognized
by the optionee due to the exercise of a nonqualified stock option at the time of such recognition by the optionee.


STOCK-FOR-STOCK-EXCHANGE.        An optionee who exchanges "statutory option
stock" of Penns Woods in payment of the purchase price upon the exercise of an incentive stock option will be deemed to make a "disqualifying disposition" of the statutory option stock so transferred unless the applicable holding requirements (two years from the date of the grant and one year after the exercise of an incentive option) with respect to such statutory option stock are met after the exercise of incentive stock options but also upon the exercise of qualified stock options and stock acquired under certain other stock purchase plans.  If an optionee
exercises        nonqualified stock options by exchanging previously-owned
statutory option stock, the Internal Revenue Service has ruled that the optionee will not recognize gain on the disposition of the statutory option stock (assuming the holding period requirements applicable to such statutory option stock have been satisfied) because of the non-recognition rule of Code Section 1036.

No grant of options under the proposed 1998 Plan has been made.

As provided above, only key employees of the Corporation or its subsidiaries and non-employee directors will be eligible to receive stock options under the 1998 Plan at the discretion of the Board. This would include the executive officers listed in the Summary Compensation Table included under the section entitled "COMPENSATION OF EXECUTIVE OFFICERS" in this Proxy Statement.

     The stock options previously granted to senior officers of the Corporation and its subsidiaries under the prior employee stock option programs, and information on options exercised during the last fiscal year, are reflected in tables contained in the section of this Proxy
Statement entitled "COMPENSATION OF EXECUTIVE OFFICERS".

Recommendation

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION
OF THE 1998 STOCK OPTION PLAN. The affirmative vote of a majority of all votes cast at the Meeting is required to adopt the 1998 Stock Option Plan.
   All proxies will be voted "FOR" adoption of the 1998 Stock Option Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

CERTAIN TRANSACTIONS

    There have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any Director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons.  The Corporation and the Bank have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with Directors and Officers of the Corporation and the
Bank and their   associates on comparable terms and with similar interest
rates as those prevailing from time to time for other customers of the
Corporation and the Bank.

    Total loans outstanding from the Bank at December 31, 1997 to the
Corporation's and the Bank's Officers and Directors as a group and members
of       their immediate families and companies in which they had an ownership interest of 10% or more was $2,096,492 or approximately 6.63% of the total
equity capital   of the Bank.  Loans to such persons were made in the
ordinary course of       business, were made on substantially the same terms,
including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

LEGAL PROCEEDINGS

    In the opinion of the management of the Corporation and the Bank, there are no proceedings pending to which the Corporation and the Bank are a party or to which their property is subject, which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's undivided profits or financial condition. There are no proceedings pending other than ordinary, routine litigation incident to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by the government authorities.

RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors of the Corporation has appointed the firm of Parente, Randolph, Orlando, Carey & Associates, certified public accountants (the "Auditors"), of Williamsport, Pennsylvania, as the Corporation's independent auditors for its 1998 fiscal year. Such appointment is being submitted to shareholders for ratification.

    The Auditors served as the Corporation's independent public accountants for the 1997 fiscal year, assisted the Corporation and the Bank with the preparation of their federal and state tax returns and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. The non-audit services were approved by the Corporation's and the Bank's Board of Directors after due consideration of the effect of the performance thereof on the independence of the Auditors and after the conclusions by the Corporation's and the Bank's Board of Directors that there was no effect on the independence of the Auditors. The Corporation has been advised by the Auditors that none of its members has any financial interest in the Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
RATIFICATION FOR THE APPOINTMENT OF PARENTE, RANDOLPH, ORLANDO, CAREY &
ASSOCIATES AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL
YEAR.  The affirmative vote of a majority of all votes cast at the Annual
Meeting is required to ratify the appointment.  All proxies will be voted
"FOR" ratification appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.


ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), requires the Corporation's Officers and directors, and any persons owning ten percent or more of the Corporation's Common Stock, to file in the personal capacities initial statements of ownership, statements of changes in ownership and annual statements of ownership with the Securities and Exchange Commission (the "SEC"). Persons filing such ownership statements are required by SEC regulation to furnish the
Corporation with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that
"late filings" be disclosed      in the Corporation's proxy statement.  Based
solely on the Corporation's review of any copies of such statements received by it, the Corporation believes that during 1997, Lynn S. Bowes,
Howard M. Thompson and William F. Williams Jr. each inadvertently
neglected to file on a timely basis,     statements in changes of ownership.

ANNUAL REPORT

         A copy of the   Corporation's Annual Report and Form 10-K for its
fiscal year ended December 31, 1997 is enclosed with this Proxy Statement.
 A representative of Parente, Randolph, Orlando, Carey & Associates, the
accounting firm which examined the financial statements in the Annual
Report, will attend the Annual Meeting.  This representative will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annu

SHAREHOLDER PROPOSALS

    Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at Annual Meetings of Shareholders.
Any such proposals for the Corporation's Annual Meeting of Shareholders to
be held          in 1999, must be submitted in writing to the President of Penns
Woods Bancorp, Inc. at its principal executive office, 300 Market Street,
PO Box 967, Williamsport, PA     17703-0967, on or before November 25, 1998,
and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that Meeting.

OTHER MATTERS

    The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any other matters properly come before the Meeting, or any adjournments thereof, the holder(s) of any Proxy is (are) authorized to vote thereon at their discretion.

ADDITIONAL INFORMATION

    UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S
REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING
THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT
CHARGE,          FROM THEODORE H. REICH, PRESIDENT, PENNS WOODS BANCORP, INC.


By Order of the Board of Directors



Theodore H. Reich
President and
Chief Executive Officer


Dated:            March 26, 1998





EXHIBIT  A

PENNS WOODS BANCORP, INC.
    1998 STOCK OPTION PLAN

TABLE OF CONTENTS



Article


Article 1.       PURPOSE OF THE PLAN                           1

Article        2 DEFINITIONS                                   1

Article        3 ADMINISTRATION OF THE PLAN                    2

Article 4.       COMMON STOCK SUBJECT TO THE PLAN              4

Article        5 STOCK OPTIONS                                 4

Article        6 ELIGIBILITY                                   6

Article 7.       TERM AND EXERCISE OF OPTIONS                  7

Article 8.       TERMINATION OF EMPLOYMENT                     8

Article 9.       ADJUSTMENT PROVISIONS                        10

Article 10.      GENERAL PROVISIONS                           11


ARTICLE 1.       PURPOSE OF THE PLAN

             1.1 Purposes - The Penns Woods Bancorp, Inc. 1998 Stock Option
Plan is intended to provide key employees of Penns Woods Bancorp, Inc. and its Subsidiaries an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate key employees to make substantial contributions to the success of the business. Stock Options are granted under the Plan based on the Participant's level of responsibility and performance within the Corporation. The plan is also intended to further align the interests of the Corporation'ss directors with those of its Shareholders by permitting the grant of nonqualified Stock Options to non-employee directors.

             1.2 Stock Options to be Granted - Incentive Stock Options within the meaning of Code Section 422(b) and Nonqualified Stock Options may be granted within the limitations of the Plan herein described. Only
Nonqualified Stock Options may be granted to non-employee directors hereunder.

ARTICLE        2 DEFINITIONS

             2.1 "Agreement" - The written instrument evidencing the grant of an Option. A Participant may be issued one or more Agreements from time to time, reflecting one or more Options.


             2.2 "Board" - The Board of Directors of the Corporation.

             2.3 "Code" - The Internal Revenue Code of 1986, as amended.

             2.4 "Committee" - The Committee described in Section 3.1 hereof.

             2.5 "Common Stock" - The common stock of the Corporation as described in the Corporation'ss Articles of Incorporation, or such other stock as shall be substituted therefore.

             2.6 "Corporation" - Penns Woods Bancorp, Inc., a Pennsylvania
                 corporation.

             2.7 "Employee" - Any key employee (including officers) of the
                 Corporation or a Subsidiary.

             2.8 "Exchange Act" - The Securities Exchange Act of 1934, as
                 amended.

             2.9 "Incentive Stock Option" - A stock option intended to
                 satisfy the requirements of Code Section 422(b).

             2.1 "Nonqualified Stock Option" - A stock option other than an incentive stock option.

            2.11 "Optionee" - A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

            2.12 "Participant" - An Employee selected by the Committee to receive a grant of an Option under the Plan.

            2.13 "Plan" -Penns Woods Bancorp, Inc. 1998 Stock Option Plan.

            2.14 "Retirement" - The voluntary termination of employment following the attainment of the normal retirement age as provided in the Penns Woods Bancorp, Inc. Pension Plan.

            2.15 "Securities Act" - The Securities Act of 1933, as amended.

            2.16 "Stock Option" or "Option" - An award of a right to
                 purchase Common Stock pursuant to the provisions of the Plan.

            2.17 "Subsidiary" - A subsidiary corporation as defined in Code
                 Section 424(f) that is a subsidiary of the Corporation.

ARTICLE 3.       ADMINISTRATION OF THE PLAN

             3.1 The Committee - The Plan shall be administered by a
Committee of the Board composed of three or more members of the Board, all of whom are (a) "disinterested persons" as such term is defined under the rules and regulations adopted from time to time by the Securities and
Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b)
"outside directors" within the meaning of Code Section 162(m).  The Board
may      from time to time remove members from, or add members to, the
Committee.  Vacancies on the commitee, however caused, shall be filled by the Board.  Initially the Committee shall consist of the members of the
Salary Committee.

                     3.2 Powers of the Committee -
      (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Optionees and any person claiming under or through an Optionee.

         (b) Subject to the terms, provisions and conditions of the Plan, the Committee shall have exclusive jurisdiction to:
                 (i) determine and select, based upon the recommendation of the Corporation'ss Chief Executive Officer, the key
                       Employees to be granted Options (it being understood that more than one Option may be granted to the same person);

                 (ii)  determine the number of shares subject to each Option;

                 (iii) determine the date or dates when the Options will be granted;

                 (iv) determine the purchase price of the shares subject to each
                       Option in accordance with Article 5 of the Plan;

                 (v) determine the date or dates when each Option may be exercised within the term of the Option specified pursuant to Article 7 of the Plan;

                 (vi) determine whether or not an Option constitutes an Incentive
                       Stock Option; and
                 (vii) prescribe the form, which shall be consistent with
                       the Plan, of the Agreement evidencing any Options granted under the Plan.

             3.3 Terms - The grant of an Option under the Plan shall be evidenced by an Agreement and may include any terms and conditions consistent with this Plan, as the Committee may determine.

             3.4 Liability - No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Options granted under this Plan.

             3.5 Special Power of the Committee - Notwithstanding
anything herein to the contrary, if the Committee determines, in its discretion, that (i) a significant downsizing (or other reduction in force) of the staff of the Corporation or a Subsidiary has occurred or is about to occur, or (ii) an event described in Code Section
280G(b)(2)(A)(i) has occurred or is likely to occur, then the Committee
may      make such equitable adjustment to the terms of any outstanding Option as is not forbidden by applicable law and which will not adversely affect any intended financial accounting treatment of a proposed transaction.


ARTICLE 4.       COMMON STOCK SUBJECT TO THE PLAN

             4.1 Common Stock Authorized - The aggregate number of shares of
                 Common Stock for which Options may be granted under the Plan shall not exceed 100,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 9 of the Plan.

             4.2 Shares Available - The Common Stock to be issued upon
                 exercise of Options granted under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be regranted subject to option under the Plan.

ARTICLE 5.       STOCK OPTIONS

             5.1 Exercise Price - The exercise price of Common Stock shall be, in the case of an Incentive Stock Option, 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 6.2 of the Plan. The exercise price of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100% of one share of Common Stock on the date the Option is granted. The exercise price shall be subject to adjustment only as provided in Article 9 of the Plan.

             5.2 Limitation on Incentive Stock Options - The aggregate fair market value (determined)as of the date an Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

                     5.3 Determination of Fair Market Value -

         (a) During such time as Common Stock is not listed on an established stock exchange or exchanges but is listed on the NASDAQ Stock
Market, the fair market value per share shall be the closing sale price for the Common Stock on the day the Option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.


         (b) During such time as the Common Stock is not listed on an established stock exchange or on the NASDAQ Stock Market, fair market value per share shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock for the day of the grant, and if no "bid" and "asked" prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

         (c) If the Common Stock is listed on an established stocl exchange or exchanges, the fair market value shall be deemed to be the closing price of Common Stock on such stock exchange or exchanges on the day the Option is granted or, if no sale of Common Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

         (d) In the event that the Common Stock is not traded on an established stock exchange or in the NASDAQ Stock Market, and no closing dealer "bid" and "asked" prices are available on the date of a grant, then fair market value will be the price established by the Committee in good faith.

             5.4 Limitation on Grants - Stock Option grants to any Employee under this Plan shall not exceed in the aggregate 10,000 Options during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 9.

ARTICLE        6 ELIGIBILITY

             6.1 Participation - Options shall be granted only to persons who are Employees, as determined by the Committee, based upon the recommendation of the Chief Executive Officer (except as to himself);
provided, however, that the Nonqualified Stock Options may be granted to non-employee directors.

             6.2 Incentive Stock Option Eligibility - Notwithstanding any other provision of the Plan, an individual who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock
Option, unless the special requirements set forth in Sections 5.1 and 7.1 of the Plan are satisfied. For purposes of this Section 6.2, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers or sisters
(whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.
"Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock shall not include shares authorized for issue under outstanding
Options held by the Optionee or by any other person.

ARTICLE 7.       TERM AND EXERCISE OF OPTIONS

             7.1 Termination - Each Option granted under the Plan shall terminate on the date determined by the Committee and specified in the Agreement; provided, however, that (i) each intended Incentive Stock
Option granted to an individual described in Section 6.2 of the Plan shall terminate not later than five years after the date of the grant, and (ii) each other Option shall terminate not later than ten years after the date of the grant. Each Option granted under the Plan shall be exercisable only after the expiration of six months following the date of grant of such Option. An Option may be exercised only during the continuance of the Optionee's employment, except as provided in Article 8 and shall not be assignable or transferable by theOptionee other than by will or the laws of descent and distribution, and during the lifetime of an Optionee shall be exercisable only by such Optionee. However, if an Option is not intended to be treated as an Incentive Stock Option it may, in the discretion of the Committee, during the Optionee's lifetime, also be transferred to and may thereafter be exercised by members of the Optionee's immediate family, or a partnership whose members include only the Optionee and/or members of the Optionee's immediate family, or a trust for the benefit of only the Optionee and/or members of the Optionee's immediate family. Provided, however, that any such permitted transfer shall not prevent termination of the Option following the optionee's termination of employment as provided in Article 8 and this Option shall terminate immediately if it has been transferred to a partnership or trust as permitted above and any person who is not a member of the Optionee's immediate family becomes a member of such partnership or a beneficiary or trust. As used herein, the term Optionee's immediate family includes only the Optionee's spouse, parents or other ancestors and children and other direct lineal descendents of the Optionee or the Optionee's spouse ( including such ancestors and lineal descendants by adoption).

                     7.2 Exercise -

         (a) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. The purchase price shall be paid in full, in cash, upon the exercise of the Option, provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise his Option by tendering to the Corporation shares of Common Stock owned by him and having a fair market value equal to the cash exercise price applicable to his option (with the fair market value of such stock to be determined in the manner provided in Section 5.3 hereofor by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section
422(a))1) have been satisfied, and Comon Stock not acquired pursuant to the exercise of an Incentive Stock option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months.

     (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

         (c) In addition, at the request of the Participant and the extent permitted by applicable law, the Corporation may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Corporation the exercise price of the Stock Options being exercised, and the Corporation, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

ARTICLE 8.       TERMINATION OF EMPLOYMENT

             8.1 Retirement - In the event of Retirement, an Option shall lapse at the earlier of the term of the Option or:
         (a) In the case of an Incentive Stock Option, three months from the date of Retirement; and
         (b) in the case of Options other than Incentive Stock Options, up to 12 months, at the discretion of the Committee, from the date of Retirement.

         8.2 Death or Total and Permanent Disability - In the event of termination of employment due to death or "Total and Permanent
Disability," as defined in Code Section 72m(7), the Option shall lapse at the earlier of (a) the term of the Option, or (b) 12 months after termination due to such causes.

             8.3 Other Termination - In the event of termination of employment for any reason other than the reasons described in Sections 8.1, 8.2 and
     8.4 hereof, all Options shall lapse as of the earlier of the term of the Option or:
     (a) In the case of an Incentive Stock Option, three months from the date of termination of employment; and

         (b) In the case of Options other than Incentive Stock Options, up to six months from the date of termination of employment.

             8.4 Termination For Cause - Notwithstanding any provision herein to the contrary, in the event of termination of employment "for cause," all Options granted to such Employee shall lapse on the date of termination of employment. Termination "for cause" shall mean the Employee was terminated after:

         (a) the Federal Deposit Insurance Corporation or any other government regulatory agency recommends or orders in writing that the Corporation or any Subsidiary terminate the employment of the Employee or relieve him of his duties;

         (b) the Employee is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Employee for a period of 45 consecutive days; or

         (c) the Employee wilfully fails to follow the lawful instructions of the Board after the Employee's receipt of written notice of such instructions, other than a failure resulting from the Employee's incapacity because of physical or mental illness.

ARTICLE 9.       ADJUSTMENT PROVISIONS

             9.1 Share Adjustments -

     (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Subsection (c) below, there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

         (b) If there shall be any other change in the number or kind of the outstanding shares of the stock of the Corporation, or of any stock or other securities in which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

         (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

             9.2 Corporate Changes - A dissolution or liquidation of the
Corporation, or a merger or consolidation in which the Corporation is not the surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the Option or substitute its own options.
         9.3 Fractional Shares - Fractional shares resulting from any
adjustmemt in Options pursuant to this Ar      9 may     be settled as a
majority of the disinterested members of the Board or the Committee (as the case may be) shall determine.

             9.4 Binding Determination - To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted.

ARTICLE 10.      GENERAL PROVISIONS

            10.1 Effective Date - The Plan shall become effective as of
February 24, 1998, provided that any grant of Options is subject to the approval of the Plan by the shareholders of the Corporation within 12 months thereafter.

            10.2 Termination of the Plan - Unless previously terminated by the Board of Directors, the Plan shall terminate on, and no Options shall be granted after, the fifth anniversary of its adoption by the Board.

            10.3 Limitation on Termination, Amendment or Modification

         (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that without the approval of the shareholders of the Corporation no amendment or modification shall be made by the Board which:
                 (i) increases the maximum number of shares of Common Stock as to which Options may be granted under the Plan;

                 (ii)    changes the class of eligible Employees; or

                 (iii) otherwise requires the approval of shareholders in order to maintain the exemption available under Rule 16b-3 (or any similar rule) under the Exchange Act.

         (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

            10.4 Application of Plan Document to Options for Non-Employee
Directors - Nonqualified Stock Options granted to non-employee directors shall be subject to the same general provisions of this Plan document as are applicable to Employees. For purposes of administering the Plan with respect to such Options:

         (a) References to an Employee shall, to the extent appropriate under the circumstances, be deemed references to non-employee directors;

         (b) References to termination of employment shall be deemed references to cessation of service as a director; and

         (c) Nothing in the Plan document shall be construed as precluding a grant of a Nonqualified Stock Option to a Committee member.

            10.5 No Right to Employment - Neither anything contained in the
Plan or in any instrument under the Plan nor the grant of any Option hereunder shall confer upon any Optionee any right to continue in the employ of the Corporation or of any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Optionee's employment at any time and for any reason.

            10.6 Withholding Taxes -

         (a) Subject to the provisions of Subsection (b), the Corporation will require that an Optionee as a condition of the exercise of an Option
(other than an Incentive Stock Option), or any other person or entity receiving Common Stock upon exercise of an Option, pay or reimburse any taxes which the Corporation is required to withhold in connection with the exercise of the Option.

     (b) An Optionee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

                 (i) it must be made prior to the date on which the amount of tax to be withheld is determined
                         (the "Tax Date");

                 (ii)    it shall be irrevocable;

                 (iii)   it shall be subject to disapproval by the Committee;

                 (iv) if the Optionee is an officer of the Corporation within the meaning of Section 16 of the Exchange
                         Act (an "Officer"), such election may not be made within six months of the grant of the Option
                         (except that this restriction shall not apply in the event of the death or disability of the Optionee prior to the expiration of the six-month period);

                 (v) if the Optionee is an Officer, such election must be made either at least six months prior to the Tax Date or in the ten-day "window period" beginning on the third day following the release of the Corporation'ss quarterly or annual summary statement of revenues and earnings; and
                 (vi)    where the Tax Date of an Officer is deferred up to six
                         months after the exercise of an Option, the full
                         number of Option shares will be issued or transferred to him upon exercise, but he will be unconditionally obligated to tender back to the Corporation the proper number of shares of Common Stock on the Tax Date.

            10.7 Listing and Registration of Shares -

         (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

         (b) If a registration statement under the Securities Act with respect to the shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he is acquiring the shares for his own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT
BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR
OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN
OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT
REQUIRED."




PENNS WOODS BANCORP, INC.
PROXY
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 1998
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Penns Woods Bancorp,   Inc., (the
"Corporaton") hereby constitutes and appoints Ronald A. Walko,  Hubert A.
Valencik and Sonya E. Hartranft and each or any of them, proxies of the
undersigned, with full power     of substitution, to vote all of the shares
of common stock of the Corporation, standing in my (our) names on its books on March 10, 1998, at the Annual Meeting of Shareholders of the
Corporation to be held at the Williamsport Branch Office, Jersey Shore
State Bank, 300 Market Street, Williamsport, Pennsylvania 17701-0967 on
April 29, 1998 at 1:00 p.m., and at any adjournment of postponement thereof as follows:

Mark an "X" below to indicate your vote.

       1 ELECTION OF DIRECTORS TO SERVE FOR A THREE-YEAR TERM

Allan W. Lugg,   R. Edward Nestlerode, Jr.

________FOR all nominees listed above (except as marked  to the contrary)
__________ WITHOLD AUTHORITY     to vote for all Nominees listed above.
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW)

       2 PROPOSAL TO APPROVE A STOCK OPTION PLAN THAT AUTHORIZES A COMMITTEE OF
THE BOARD OF DIRECTORS TO GRANT STOCK    OPTIONS FOR THE PURCHASE OF UP
TO 100,000 SHARES OF PENNS WOODS' COMMON STOCK WITHIN FIVE YEARS.
________FOR      __________AGAINST       __________ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
ADOPTION OF THE 1998 STOCK OPTION PLAN. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting.

       3 Proposal to Ratify the selection of Parente, Randolph, Orlando, Carey
& Associates, Certified Public Accountants, of Williamsport, Pennsylvania,
as the independent auditors for the Corporation for the year ending
December 31, 1998.
________FOR      _________AGAINST        __________ABSTAIN

       4 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE, FOR PROPOSAL 2 AND
PROPOSAL 3, AND IN THE BEST JUDGEMENT OF THE PERSONS NAMED IN THIS PROXY
WITH RESPECT TO PROPOSAL 4.


Number of Shares Held of Record on March 10, 1998_____________

Dated:_____________________,1998


_________________________________

                                                                                                    Signature
_________________________________

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND
RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE.
WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR
GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL
SHOULD SIGN, IF STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.


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